EXHIBIT 24.1

EXHIBIT 24.1

   POWER OF ATTORNEY

          Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints John A. Allison, IV and Scott E. Reed, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capabilities, to sign in his or her name and on his or her behalf, and to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 or other appropriate form(s) (the “Registration Statement”) relating to the issuance of shares of the Company’s common stock, $5.00 par value per share, pursuant to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended and restated, and to file any and all amendments (including post-effective amendments), exhibits thereto and other documents in connection therewith to this Registration Statement with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney has been signed by the following persons in the capacities indicated on April 27, 2004.

	/s/ John A. Allison IV *		/s/ Scott E. Reed *
Name:	John A. Allison IV	Name:	Scott E. Reed
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

	/s/ Edward D. Vest *		/s/ Jennifer S. Banner *
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Senior Vice President and	Title:	Director
Corporate Controller
(principal accounting officer)

	/s/ Nelle Ratrie Chilton *		/s/ Alfred E. Cleveland *
Name:	Nelle Ratrie Chilton	Name:	Alfred E. Cleveland
Title:	Director	Title:	Director

	/s/ Ronald E. Deal *		/s/ Tom D. Efird *
Name:	Ronald E. Deal	Name:	Tom D. Efird
Title:	Director	Title:	Director

	/s/ Barry J. Fitzpatrick *		/s/ Lloyd Vincent Hackley *
Name:	Barry J. Fitzpatrick	Name:	Dr. Lloyd Vincent Hackley
Title:	Director	Title:	Director

	/s/ Jane P. Helm *		/s/ J. Ernest Lathem *
Name:	Jane P. Helm	Name:	J. Ernest Lathem, M.D.
Title:	Director	Title:	Director

	/s/ James H. Maynard *		/s/ Albert O. McCauley *
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

	/s/ J. Holmes Morrison *		/s/ Richard L. Player, Jr. *
Name:	J. Holmes Morrison	Name:	Richard L. Player, Jr.
Title:	Director	Title:	Director

	/s/ Nido R. Qubein *		/s/ E. Rhone Sasser *
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

	/s/ Jack E. Shaw *		/s/ Albert F. Zettlemoyer *
Name:	Jack E. Shaw	Name:	Albert F. Zettlemoyer
Title:	Director	Title:	Director